UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2004

Host Marriott Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Item 5. Other Events

Host Marriott Corporation (“Host Marriott”) announced today that Host Marriott, L.P., for whom Host Marriott acts as sole general partner, is proposing to offer in a private placement $350 million aggregate principal amount of Senior Notes due 2012 (the “Notes”), subject to market conditions. The Notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The net proceeds of the offering will be used to redeem a portion of Host Marriott, L.P.’s existing 7 7/8% Series B Senior Notes due 2008 and to pay related fees and expenses. A copy of the news release issued by Host Marriott is attached as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Host Marriott Corporation news release dated July 27, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 27th day of July 2004.

HOST MARRIOTT CORPORATION

BY:	/s/ LARRY K. HARVEY
Name:	Larry K. Harvey
Title:	Senior Vice President and Corporate Controller

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